            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of
Collins & Aikman Corporation of our report dated February 18, 2003 relating to the financial statements of Collins & Aikman Corporation, which appears in such
Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration
Statement.

                                                  /s/ PricewaterhouseCoopers LLP
Detroit, Michigan
January 26, 2005